UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 4, 2004

(Date of Report)

Jones Soda Co.

(Exact Name of Registrant as Specified in its Charter)

Washington	0-28820	91-1696175
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

234 Ninth Avenue North

Seattle, WA 98109

(Address of Principal Executive Offices, including zip)

(206) 624-3357

(Registrant’s Telephone Number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

99.1	Press Release, dated March 4, 2004, “Jones Soda Co. Announces Fourth Quarter and 2003 Year-End Financial Results.”

Item	12. Disclosure of Results of Operations and Financial Condition.

On March 4, 2004, Jones Soda Co. issued a news release announcing its financial results for the fourth quarter and fiscal year ended December 31, 2003. A copy of this news release is attached as Exhibit 99.1.

As previously announced by the Company in a news release issued on February 26, 2004, the Company will hold its quarterly conference call to discuss the fourth quarter and year-end results on Thursday, March 4, 2004, at 1:30 pm Pacific Time (4:30 pm Eastern Time). This call is being webcast by CCBN and can be accessed at the Company’s web site at www.jonessoda.com/stockstuff/invest.html. The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

The information contained in this Item 12 on Form 8-K and the exhibit hereto is being “furnished” only, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in this report shall not be incorporated by reference into any filing of the Company with the SEC under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date hereof), except as expressly set forth by specific reference in any such filing, and regardless of any general incorporation language in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 4, 2004	JONES SODA CO.

	By:	/s/ JENNIFER L. CUE

Jennifer L. Cue Chief Financial Officer